UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 29, 2018

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2018, American Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”) entered into that certain First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with American Midstream, LLC, a Delaware limited liability company (the “AMID Borrower”), Blackwater Investments, Inc., a Delaware corporation (together with the AMID Borrower, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, to that Second Amended and Restated Credit Agreement, dated as of March 8, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Original Credit Agreement”), among the Borrowers, the Partnership, the Lenders party thereto, and the Administrative Agent.

The Amendment amends the Original Credit Agreement to, among other things:

•	add a new pricing tier when Consolidated Total Leverage Ratio equals or exceeds 5.0:1.0 of LIBOR + 3.50%;

•	amend the financial covenant under Section 7.19(a) of the Original Credit Agreement by modifying the required minimum Consolidated Interest Coverage Ratio as follows: for the fiscal quarter ending June 30, 2018, to be not less than 2.50:1.00; for the fiscal quarter ending September 30, 2018, to be not less than 2.00:1.00; for the fiscal quarter ending December 31, 2018, to be not less than 1.75:1.00; for the fiscal quarter ending March 31, 2019, to be not less than 1.75:1.00; and for the fiscal quarter ending June 30, 2019 and thereafter, to be not less than 2.00:1.00;

•	amend the financial covenant under Section 7.19(b) of the Original Credit Agreement by modifying the required maximum Consolidated Total Leverage Ratio as follows: for the fiscal quarter ending June 30, 2018, to be not greater than 6.15:1.00; for the fiscal quarter ending September 30, 2018, to be not greater than 6.25:1.00; for the fiscal quarter ending December 31, 2018, to be not greater than 5.50:1.00; and for the fiscal quarter ending March 31, 2019 and thereafter, to be not greater than 5.00:1.00 (or 5.50:1.00 during a Specified Acquisition Period);

•	amend the financial covenant under Section 7.19(c) of the Original Credit Agreement by modifying the required maximum Consolidated Secured Leverage Ratio as follows: for the fiscal quarter ending June 30, 2018, to be not greater than 4.00:1.00; for the fiscal quarter ending September 30, 2018, to be not greater than 3.75:1.00; for the fiscal quarter ending December 31, 2018 and thereafter, to be not greater than 3.50:1.00; and

•	establish a reduction in borrowing capacity for certain dispositions, including a reduction of $200 million upon the consummation of the previously announced sale of the Partnership’s marine products terminals, a reduction equal to 50% of the net cash proceeds received in the previously announced sale of the Partnership’s refined products terminals and a reduction equal to 25% of the net cash proceeds for any other material disposition.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018. Any capitalized terms used but not defined herein have the meanings ascribed thereto in the Amendment or the Original Credit Agreement, as the context may require.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC its General Partner

	By:	/s/ Eric Kalamaras
		Name:	Eric Kalamaras
		Title:	Senior Vice President and Chief Financial Officer

July 6, 2018

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